                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:                                Contact:
Gary J. Dailey, Chief Financial Officer         Gene Marbach, Investor Relations
Everlast Worldwide Inc.                         Makovsky & Company Inc.
212-239-0990                                    212-508-9600

         EVERLAST WORLDWIDE INC. FORMS STRATEGIC LICENSING AND BUSINESS
      ALLIANCE WITH CONTENDER PARTNERS LLC, A VENTURE BETWEEN MARK BURNETT
                         PRODUCTIONS AND DREAMWORKS LLC

    EVERLAST TO SERVE AS EXCLUSIVE SUPPLIER OF BOXING EQUIPMENT, ACTIVE WEAR,
      AND ATHLETIC SHOES FOR UPCOMING NBC SERIES, "THE CONTENDER," PRODUCED
                           BY MARK BURNETT PRODUCTIONS

 "CONTENDER" HANG-TAG BRANDING PLANNED FOR NEW LINE OF EVERLAST SPORTS APPAREL,
        SHOES AND EQUIPMENT TO BE SOLD EXCLUSIVELY IN FOOT LOCKER STORES
                                  OCTOBER 2004

     NEW YORK, New York,  August 3, 2004 -- Everlast(R)  Worldwide Inc. (Nasdaq:
EVST),  manufacturer,  marketer and licensor of sporting goods and apparel under
the  Everlast  brand  name,   today  announced  the  formation  of  a  strategic
merchandise, licensing and equity alliance and agreement with Contender Partners
LLC,  formed by leading  entertainment  companies Mark Burnett  Productions  and
DreamWorks  LLC,  and Foot Locker ( NYSE:  FL), the largest  athletic  retailer, involving the upcoming  reality  television  show, "The  Contender"  airing this fall.

     Produced  by  Mark  Burnett  Productions  (producers  of  Survivor  and The
Apprentice, among other hit shows) and DreamWorks (the studio launched by Steven
Spielberg,  Jeffrey  Katzenberg  and David  Geffen),  "The  Contender"  is a new
unscripted  drama about the lives of 16 boxers.  The boxers  have been  selected through a  nationwide  search  and will  represent  the best and most  promising talent  available.  Sylvester  Stallone  and Sugar Ray Leonard will mentor these young boxers as they compete for a million dollar prize.  "The Contender" Series
1 will air starting in November on NBC.

     As part of the agreement,  Everlast will be the series' exclusive  supplier of equipment, active wear, T-shirts and shoes. In addition, Everlast will unveil a "Contender"  hang-tag branding campaign for a line of Everlast sports apparel, shoes and  equipment  which will be sold  exclusively  in Foot Locker stores and available this October.

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     George Q Horowitz, chairman and CEO of Everlast Worldwide Inc., said, "This agreement  represents a  significant  achievement  and  milestone in  Everlast's development  and history.  The strategic  relationship  we have formed with Mark
Burnett and his company, DreamWorks and Foot Locker, leaders of their respective
industries,   will  result  in  the  immediate   creation  of  a  marketing  and
merchandising platform that will facilitate the execution of a number of our key corporate  initiatives such as our brand building and licensing programs.  Given the popularity of reality TV shows, the Everlast brand will be introduced to new audiences while  reinforcing our position as the preeminent brand of boxing.  In conjunction with Contender  Partners,  LLC we will also be exploring  additional
licensing   opportunities  related  to  `The  Contender.'  The  introduction  of
Everlast-Contender  merchandise will generate  significant customer interest and sales at the retail level as we team up with Foot Locker. Finally, the strategic
equity  relationship  we  have  entered  into  with  Contender   Partners,   LLC
demonstrates  to all of our  shareholders  the  significant  value  and  benefit
provided  by  the  Everlast  brand  name  and  heritage.   Leveraging  off  this
relationship,  we're hopeful that our Everlast  product can appear in other Mark
Burnett and DreamWorks properties."

     Added Mark Burnett, Managing Partner, The Contender, "Everlast has been the
Choice of Champions  for most of boxing's  greatest  champions  and athletes for almost 100 years.  We are very excited to partner with such a great  company and
Everlast's' heritage and legacy is a perfect complement to The Contender reality televisions  series. We look forward to a very long and successful  relationship with Everlast."

ABOUT MARK BURNETT PRODUCTIONS

     Mark Burnett  Productions is the top unscripted drama production company in the  world.  Its  television  projects  including  Survivor  and The  Apprentice dominate  US  and  worldwide  ratings.  A new  show  with  INXS,  for  CBS is in production for 2005,  joins other Mark Burnett  Productions  shows  currently in production  including  Survivor 9, The Casino,  The  Apprentice 2 and the highly anticipated  series The  Contender,  starring  Sylvester  Stallone and Sugar Ray
Leonard.

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ABOUT DREAMWORKS

     DreamWorks  was formed in October 1994, by its three  principal  partners -
Steven Spielberg,  Jeffrey Katzenberg and David Geffen - to produce  live-action
motion  pictures;   animated   feature  films;   network  and  cable  television
programming; home video entertainment books; toys; and consumer products.

ABOUT FOOT LOCKER, INC.

     Foot  Locker,   Inc.  is  a  specialty   athletic  retailer  that  operates
approximately  3,900  athletic  retail stores in 17 countries in North  America,
Europe and  Australia.  Through its Foot Locker,  Footaction,  Lady Foot Locker,
Kids  Foot   Locker  and  Champs   Sports   retail   stores,   as  well  as  its
direct-to-customer  channel  Footlocker.com/Eastbay,  the Company is the leading provider of athletic footwear and apparel.

ABOUT EVERLAST WORLDWIDE INC.

     Everlast Worldwide Inc.  manufactures,  markets and licenses sporting goods and apparel  products  under the Everlast brand name.  Since 1910,  Everlast has been the preeminent  brand in the world of boxing and is among the most dominant brands in the overall  sporting goods and apparel  industries.  Over the past 90 years, Everlast products have become the "Choice of Champions(TM)",  having been used for training and  professional  fights by many of the biggest  names in the sport.  Everlast is the market  leader in nearly all of its product  categories, responsible for leading eight of the top ten boxing equipment products in sales.
Through its apparel  division,  Everlast  men's and women's active wear products are sold to over  20,000  retail  locations  throughout  the  United  States and
Canada,  including a variety of department  stores,  specialty  stores,  catalog operations and better mass merchandisers. In addition to producing and marketing the equipment and  accessories,  Everlast  Worldwide Inc.  licenses its brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear, watches, cardiovascular exercise equipment and gym/duffel bags. At the retail  level,  Everlast's  licensed  products  generate  over $600  million  in revenues. The company's Web site can be found at HTTP://WWW.EVERLAST.COM.

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STATEMENTS  MADE IN THIS  PRESS  RELEASE  THAT ARE  ESTIMATES  OF PAST OR FUTURE
PERFORMANCE  ARE BASED ON A NUMBER OF FACTORS,  SOME OF WHICH ARE OUTSIDE OF THE
COMPANY'S  CONTROL.  STATEMENTS  MADE IN  THIS  PRESS  RELEASE  THAT  STATE  THE
INTENTIONS, BELIEFS, EXPECTATIONS OR PREDICTIONS OF EVERLAST WORLDWIDE, INC. AND
ITS MANAGEMENT FOR THE FUTURE ARE FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO
NOTE THAT ACTUAL RESULTS COULD DIFFER  MATERIALLY  FROM THOSE  PROJECTED IN SUCH
FORWARD-LOOKING  STATEMENTS.  INFORMATION  CONCERNING  FACTORS  THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING  STATEMENTS IS
CONTAINED  FROM TIME TO TIME IN  FILINGS  OF  EVERLAST  WORLDWIDE  WITH THE U.S.
SECURITIES AND EXCHANGE  COMMISSION.  COPIES OF THESE FILINGS MAY BE OBTAINED BY
CONTACTING EVERLAST WORLDWIDE OR THE SEC.

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